                ANNOUNCEMENT OF RESULTS OF ANNUAL GENERAL MEETING
                               HELD ON 12 MAY 2005
                                       AND
                       CHANGE OF DIRECTORS AND SUPERVISORS

The Annual General Meeting of the Company was held on 12 May 2005.

All resolutions (save and except for resolutions numbered 14 and 21) as set out in the Notice were duly passed at the Annual General Meeting. Furthermore, additional resolutions as proposed in the Company's announcement dated 26 April 2005 were also duly passed at the Annual General Meeting.

The proposal of the payment of final dividend was approved at the Annual General Meeting. The annual general meeting (the "ANNUAL GENERAL MEETING") of Guangshen Railway Company Limited (the "COMPANY") for the year 2004 was held on Thursday, 12 May 2005, 9:30 a.m. at the meeting room, 3rd Floor, No. 1052 Heping Road, Shenzhen, Guangdong Province, the People's Republic of China (the "PRC").

RESULTS OF ANNUAL GENERAL MEETING

ORDINARY RESOLUTIONS

The following resolutions were passed as ordinary resolutions at the Annual General Meeting by votes representing more than one-half of the voting rights of the shareholders of the Company (the "SHAREHOLDERS") present at the Annual General Meeting and who had voted on these resolutions:

1 The work report of the board of directors of the Company (the "BOARD") for the year 2004 was approved.

      3,166,161,905 shares of nominal value of Renminbi ("RMB") 1.00 each in the share capital of the Company (the "SHARES") (comprising 2,904,250,000 domestic invested Shares ("DOMESTIC SHARES") and 261,911,905 overseas listed foreign Shares ("H SHARES")) voted in favour of this resolution and 1,708,450 Shares (all being H Shares) voted against this resolution, representing approximately 99.95% and 0.05%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

2 The work report of the supervisory committee of the Company (the "SUPERVISORY COMMITTEE") for the year 2004 was approved.

      3,166,175,105 Shares (comprising 2,904,250,000 Domestic Shares and 261,925,105 H Shares) voted in favour of this resolution and 1,708,450 Shares (all being H Shares) voted against this resolution, representing approximately 99.95% and 0.05%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

3 The audited financial statements of the Company for the year 2004 were approved.

      3,166,152,605 Shares (comprising 2,904,250,000 Domestic Shares and 261,902,605 H Shares) voted in favour of this resolution and 1,733,450 Shares (all being H Shares) voted against this resolution, representing approximately 99.95% and 0.05%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

4 The proposed profit distribution plan of the Company for the year 2004 was approved as follows:

      (i) Pursuant to the articles of association of the Company (the "ARTICLES") and the PRC's "Notice of Issues Relating to Profit Distribution of Trial Enterprises Listed Overseas", the lower of the after-tax profit as shown in the financial statements prepared in accordance with the PRC accounting standards and international accounting standards shall be adopted when the Company distributes its after-tax profit for the fiscal year. Therefore, the Company's profit attributable to Shareholders for the year 2004 was RMB494.068 million.

      (ii) Pursuant to relevant PRC regulations, the Company maintains revenue reserves based on the audits conducted in compliance with the PRC auditing standards. Hence, RMB59.071 million and RMB29.535 million, representing 10% and 5% of the results of such audits respectively, will be set aside as statutory surplus reserve and statutory public welfare fund, respectively.

      (iii) A final cash dividend of RMB0.11 per Share will be distributed to the holder of the Domestic Shares and all the shareholders whose names appeared on the register of holders of H Shares maintained by Hong Kong Registrars Limited on 12 April 2005.

      The Company would like to make the following explanation in respect of the payment of the Company's final dividends to holders of H Shares:

      (a) Dividends payable to holders of H Shares are calculated in RMB and paid in Hong Kong dollars ("HK$") based on the following formula:

                                     The RMB value of the final dividends
            Final Dividends in HK$ = ------------------------------------
                                     The average closing exchange rate of
                                     RMB to HK$ as quoted by the People's
                                     Bank of China for the calendar week
                                     preceding the date on which the dividend was declared

            In respect of the Company's final dividends for the year 2004 to be paid to holders of H Shares, the average closing exchange rate of RMB to Hong Kong dollars as quoted by the People's Bank of China for the calendar week preceding the date on which the dividends were declared (which was 12 May 2005) was RMB1.00 to HK$0.94248. Therefore, the dividends per H Share, being RMB0.11, will be HK$0.10367.

      (b) The Company has appointed Bank of China (Hong Kong) Trustees Company Limited as the receiving agent (the "RECEIVING AGENT") of the holders of H Shares in Hong Kong to receive on behalf of the holders of H Shares in Hong Kong dividends declared in respect of the H Shares and to hold the same pending payment in trust for the holders of H Shares. Dividends payable to holders of H Shares will be paid by the Receiving Agent and dispatched by Hong Kong Registrars Limited on or before 12 June 2005. Dividends distributed to the holders of H Shares by post will be posted at the risk of the recipients.

      3,173,504,818 Shares (comprising 2,904,250,000 Domestic Shares and 269,254,818 H Shares) voted in favour of this resolution and 1,964,250 Shares (all being H Shares) voted against this resolution, representing approximately 99.94% and 0.06%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

5     The budget of the Company for the year 2005 was approved.

      3,173,694,218 Shares (comprising 2,904,250,000 Domestic Shares and 269,444,218 H Shares) voted in favour of this resolution and 1,735,950 Shares (all being H Shares) voted against this resolution, representing approximately 99.95% and 0.05%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

6 The appointment of Pan-China (Schinda) Certified Public Accountants as the PRC auditor of the Company for the year 2005 was approved, and the Board and the audit committee of the Company (the "AUDIT COMMITTEE") were authorised to determine their remunerations.

      3,173,461,918 Shares (comprising 2,904,250,000 Domestic Shares and 269,211,918 H Shares) voted in favour of this resolution and 1,747,750 Shares (all being H Shares) voted against this resolution, representing approximately 99.94% and 0.06%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

7 The appointment of PricewaterhouseCoopers (certified public accountants in Hong Kong) as the international auditor of the Company for the year 2005 was approved, and the Board and the Audit Committee were authorised to determine their remunerations.

      3,173,629,068 Shares (comprising 2,904,250,000 Domestic Shares and 269,379,068 H Shares) voted in favour of this resolution and 1,836,500 Shares (all being H Shares) voted against this resolution, representing approximately 99.94% and 0.06%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

8 The appointment of Mr. Wu Junguang as a director of the fourth session of the Board was approved and the Board was authorised to determine his remunerations.

      3,167,242,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,992,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

9 The appointment of Mr. Li Kelie as a director of the fourth session of the Board was approved and the Board was authorised to determine his remunerations.

      3,167,232,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,982,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

10 The appointment of Mr. Hu Lingling as a director of the fourth session of the Board was approved and the Board was authorised to determine his remunerations.

      3,043,027,055 Shares (comprising 2,904,250,000 Domestic Shares and 138,777,055 H Shares) voted in favour of this resolution and 117,911,963 Shares (all being H Shares) voted against this resolution, representing approximately 96.27% and 3.73%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

11 The appointment of Mr. Wu Houhui as a director of the fourth session of the Board was approved and the Board was authorised to determine his remunerations.

      3,043,027,055 Shares (comprising 2,904,250,000 Domestic Shares and 138,777,055 H Shares) voted in favour of this resolution and 117,911,963 Shares (all being H Shares) voted against this resolution, representing approximately 96.27% and 3.73%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

12 The appointment of Mr. Wen Weiming as a director of the fourth session of the Board was approved and the Board was authorised to determine his remunerations.

      3,043,027,055 Shares (comprising 2,904,250,000 Domestic Shares and 138,777,055 H Shares) voted in favour of this resolution and 117,911,963 Shares (all being H Shares) voted against this resolution, representing approximately 96.27% and 3.73%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

13 The appointment of Mr. Yang Jinzhong as a director of the fourth session of the Board was approved and the Board was authorised to determine his remunerations.

      3,038,135,255 Shares (comprising 2,904,250,000 Domestic Shares and 133,885,255 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

14 The appointment of Mr. Chang Loong Cheong as a director of the fourth session of the Board was approved and the Board was authorised to determine his remunerations.

      3,167,242,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,992,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

15 The appointment of Ms. Deborah Kong as a director of the fourth session of the Board was approved and the Board was authorised to determine her remunerations.

      3,167,242,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,992,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

16 The appointment of Mr. Wilton Chau Chi Wai as a director of the fourth session of the Board was approved and the Board was authorised to determine his remunerations.

      3,167,242,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,992,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

17 The appointment of Mr. Yao Muming as a supervisor of the fourth session of the Supervisory Committee was approved and the Board was authorised to determine his remunerations.

      3,167,242,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,992,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

18 The appointment of Mr. Tang Dinghong as a supervisor of the fourth session of the Supervisory Committee was approved and the Board was authorised to determine his remunerations.

      3,167,242,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,992,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

19 The appointment of Mr. Chen Yongbao as a supervisor of the fourth session of the Supervisory Committee was approved and the Board was authorised to determine his remunerations.

      3,167,242,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,992,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

20 The appointment of Mr. Li Zhiming as a supervisor of the fourth session of the Supervisory Committee was approved and the Board was authorised to determine his remunerations.

      3,038,135,255 Shares (comprising 2,904,250,000 Domestic Shares and 133,885,255 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

21 The appointment of Mr. Chen Yunzhong as a supervisor of the fourth session of the Supervisory Committee was approved and the Board was authorised to determine his remunerations.

      3,167,242,168 Shares (comprising 2,904,250,000 Domestic Shares and 262,992,168 H Shares) voted in favour of this resolution and 0 Share voted against this resolution, representing 100% and 0%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

22    The remuneration of the directors of the Company was approved.

      3,166,407,318 Shares (comprising 2,904,250,000 Domestic Shares and 262,157,318 H Shares) voted in favour of this resolution and 2,286,700 Shares (all being H Shares) voted against this resolution, representing approximately 99.93% and 0.07%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

23    The remuneration of the supervisors of the Company was approved.

      3,166,513,418 Shares (comprising 2,904,250,000 Domestic Shares and 262,263,418 H Shares) voted in favour of this resolution and 2,210,600 Shares (all being H Shares) voted against this resolution, representing approximately 99.93% and 0.07%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

24 Subject to the completion of the proposed public issue of Renminbi-denominated ordinary shares of the Company ("A SHARE ISSUE"), details of which is set out in the circular of the Company dated 5 December 2004, the proposed amendments to the "Decision Making System Concerning Connected Transactions of the Company" were approved.

      3,172,591,818 Shares (comprising 2,904,250,000 Domestic Shares and 268,341,818 H Shares) voted in favour of this resolution and 2,334,850 Shares (all being H Shares) voted against this resolution, representing approximately 99.93% and 0.07%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

Resolutions numbered 14 and 21 in the notice of the Annual General Meeting dated 17 March 2005 (the "NOTICE") were withdrawn and were therefore not put to the Shareholders for voting at the Annual General Meeting.

SPECIAL RESOLUTIONS

The following resolutions were passed as special resolutions at the Annual General Meeting by votes representing more than two-thirds of the voting rights of the Shareholders present at the Annual General Meeting and who had voted on these resolutions:

1 The amendment to Article 94 of the Articles was approved and the Board was authorised to do all such further acts and things and take all steps which in its opinion may be necessary, desirable and expedient to give effect to such amendment, including but not limited to application for approval of, registration of or filing the amendment with the governmental bodies of the PRC and Hong Kong and making further amendments as governmental bodies of the PRC may require.

      3,172,632,268 Shares (comprising 2,904,250,000 Domestic Shares and 268,382,268 H Shares) voted in favour of this resolution and 2,177,700 Shares (all being H Shares) voted against this resolution, representing approximately 99.93% and 0.07%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

2 Subject to the completion of the A Share Issue, the Articles, a copy of which was initialled by the chairman of the Annual General Meeting and for the purpose of identification marked "A", was approved and adopted, and the Board was authorised to do all such further acts and things and take all steps which in its opinion may be necessary, desirable and expedient to give effect to such approval and adoption, including but not limited to application for approval of, registration of or filing the articles of association with the governmental bodies of the PRC and Hong Kong and making further amendments as governmental bodies of the PRC may require.

      3,172,689,518 Shares (comprising 2,904,250,000 Domestic Shares and 268,439,518 H Shares) voted in favour of this resolution and 2,225,100 Shares (all being H Shares) voted against this resolution, representing approximately 99.93% and 0.07%, respectively, of the total number of Shares carrying voting rights held by the Shareholders present (by proxy) at the Annual General Meeting and who had voted on this resolution.

SCRUTINEER

Hong Kong Registrars Limited, the Company's registrar, was appointed as the scrutineer for the vote-counting at the Annual General Meeting.

INFORMATION ABOUT THE DIRECTORS OF THE FOURTH SESSION OF THE BOARD

WU JUNGUANG, aged 56, was the Chairman of the third session of the Board and is the Chairman of the board of directors and the General Manager of Guangzhou Railway (Group) Company (the parent company of the Company). Mr. Wu graduated from South China Normal University [CHINESE CHARACTERS]. Since 1964, he has served in various managerial positions in various railway departments. He had served as the Stationmaster of Guangzhou Station, the General Manager of Yangcheng Railway Company and in other positions.

The Company entered into a service agreement with Mr. Wu on 12 May 2005. Under the service agreement, Mr. Wu is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Board, subject to early termination in accordance with the service agreement and re-election. Mr. Wu is entitled to sundry expenses benefits in a sum not exceeding RMB18,000 per year. He is also entitled to various kinds of welfare benefits (including but not limited to housing allowance and children's nursery allowance) and a discretionary year-end bonus to be determined by the Board. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Wu does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "LISTING RULES")) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the Securities and Futures Ordinance, Chapter 571 of the Laws of Hong Kong (the "SFO")).

Save as disclosed above, Mr. Wu has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

LI KELIE, aged 57, was a director of the third session of the Board and is the General Manager of the Company. Mr. Li is a member of Chinese Writers' Association and a vice chairman of Guangzhou Writers' Association [CHINESE CHARACTERS]. Mr. Li has participated in the operation and management of railway transportation for years and has extensive industry experience. Since 1994, Mr. Li held various senior positions within Guangzhou Railway (Group) Company and its subsidiaries. He is currently a member of the senior management of Guangzhou Railway (Group) Company. Before he joined the Company, he was the Chairman and the General Manager of Sanmao Railway Company Limited [CHINESE CHARACTERS].

The Company entered into a service agreement with Mr. Li on 12 May 2005. Under the service agreement, Mr. Li is appointed for a term from 12 May 2005 to the expiry of the 3-year term of the fourth session of the Board, subject to early termination in accordance with the service agreement and re-election. Mr. Li is entitled to sundry expenses benefits in a sum not exceeding RMB18,000 per year. He is also entitled to various kinds of welfare benefits (including but not limited to housing allowance and children's nursery allowance) and a discretionary year-end bonus to be determined by the Board. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Li does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Li has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

YANG JINZHONG, aged 53, graduated from [CHINESE CHARACTERS] (Harbin Electrician Institute) and is an engineer. He joined the railway department in 1971 and had served in various managerial positions in [CHINESE CHARACTERS] (Wuhan Railway Sub-administration). Mr. Yang joined the Company in August 2000 and had served as the manager of the Transportation Business Department of the Company and the Stationmaster of Shenzhen Station. He is currently the acting chairman of the Labour Union of the Company.

The Company entered into a service agreement with Mr. Yang on 12 May 2005. Under the service agreement, Mr. Yang is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Board, subject to early termination in accordance with the service agreement and re-election. Mr. Yang is entitled to sundry expenses benefits in a sum not exceeding RMB12,000 per year. He is also entitled to various kinds of welfare benefits (including but not limited to housing allowance and children's nursery allowance) and a discretionary year-end bonus to be determined by the Board. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Yang does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Yang has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

HU LINGLING, aged 41, was a director of the third session of the Board. Mr. Hu graduated from Changsha Railway Institute [CHINESE CHARACTERS] and is an engineer. Since 1985, Mr. Hu has served in various technical and managerial positions in various railway departments. He had served as the Deputy General Manager of Yangcheng Railway Company and the Director of Transportation Department of Guangzhou Railway (Group) Company. Mr. Hu is currently the Deputy General Manager of Guangzhou Railway (Group) Company.

The Company entered into a letter of appointment with Mr. Hu on 12 May 2005. Under the appointment letter, Mr. Hu is appointed for a term from 12 May 2005 to the expiry of the 3-year term of the fourth session of the Board, subject to early termination in accordance with the appointment letter. Mr. Hu is entitled to sundry expenses benefits in a sum not exceeding RMB12,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Hu does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Hu has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

WU HOUHUI, aged 56, was a director of the third session of the Board. He graduated from Dalian Railway College [CHINESE CHARACTERS] and is a senior economist. Mr. Wu served in various managerial positions in Guangzhou Railway (Group) Company from 1984 to 2003. He is currently the Chief Economist of Guangzhou Railway (Group) Company.

The Company entered into a letter of appointment with Mr. Wu on 12 May 2005. Under the appointment letter, Mr. Wu is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Board, subject to early termination in accordance with the appointment letter. Mr. Wu is entitled to sundry expenses benefits in a sum not exceeding RMB12,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Wu does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Wu has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

WEN WEIMING, aged 42, was a director of the third session of the Board. Mr. Wen graduated from Workers University of Guangzhou Railway Bureau [CHINESE CHARACTERS] and Party School of the CPC [CHINESE CHARACTERS] and is a senior accountant. He has many years of experience in the financial field. He had served as the Director of the Finance Sub-section of Yangcheng Railway Company and the Director of Finance Department of Guangzhou Railway (Group) Company. Mr. Wen is currently the Deputy Chief Accountant of Guangzhou Railway (Group) Company.

The Company entered into a letter of appointment with Mr. Wen on 12 May 2005. Under the appointment letter, Mr. Wu is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Board, subject to early termination in accordance with the appointment letter. Mr. Wen is entitled to sundry expenses benefits in a sum not exceeding RMB12,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Wen does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Wen has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

CHANG LOONG CHEONG, aged 59, was an independent non-executive director of the third session of the Board. Mr. Chang holds a management certificate from the Hong Kong Management Association. He is also a director of Shanghai Xinhua Iron & Steel Company Limited and Orient International (Shanghai) Limited. Mr. Chang had been a manager of Cathay Restaurant in Lagos, Nigeria, a member of the senior management of Island Navigation Corporation International Limited in West Africa and Orient Overseas Container Line Limited, and the General Manager and a director of Noble Ascent Company Limited.

The Company entered into a letter of appointment with Mr. Chang on 12 May 2005. Under the appointment letter, Mr. Chang is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Board, subject to early termination in accordance with the appointment letter. Mr. Chang is entitled to an annual remuneration in the sum of HK$120,000 and sundry expenses benefits in a sum not exceeding HK$18,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save for being an independent non-executive director of the Company, Mr. Chang does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Chang has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

DEBORAH KONG, aged 45, was an independent non-executive director of the third session of the Board. Ms. Kong is currently an executive director of Centennial Resources Company Limited. Ms. Kong holds a Bachelor of Arts degree from Sydney University and has obtained a Master

Diploma in Finance from Macquarie University in Australia. She is a member of the People's Political Consultative Standing Committee of Shandong Province in the PRC.

The Company will enter into a letter of appointment with Ms. Kong. Under the appointment letter, Ms. Kong will be appointed for a term from 12 May 2005 to the expiry of the 3-year term of the fourth session of the Board, subject to early termination in accordance with the appointment letter. Ms. Kong is entitled to an annual remuneration in the sum of HK$120,000 and sundry expenses benefits in a sum not exceeding HK$18,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save for being an independent non-executive director of the Company, Ms. Kong does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. She does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Ms. Kong has confirmed that there is no matter relating to her appointment that needs to be brought to the attention of the Shareholders.

WILTON CHAU CHI WAI, aged 43, was an independent non-executive director of the third session of the Board. Mr. Chau holds a bachelor degree in applied mathematics from The University of Hong Kong, a Bachelor of Laws degree from University of Wolverhampton and a Master of Business Administration from the University of Wales. Mr. Chau is a fellow member of the Association of Chartered Certified Accountants, a member of Singapore Institute of Arbitrators and a Council member of Hong Kong Biotechnology Association. Since 1987, Mr. Chau has served in senior positions in various financial institutions overseeing investment and development in railway, road and airport infrastructure projects. Mr. Chau is currently the chairman of Qleap Venture Limited.

The Company will enter into a letter of appointment with Mr. Chau. Under the appointment letter, Mr. Chau will be appointed for a term from 12 May 2005 to the expiry of the 3-year term of the fourth session of the Board, subject to early termination in accordance with the appointment letter. Mr. Chau is entitled to an annual remuneration in the sum of HK$120,000 and sundry expenses benefits in a sum not exceeding HK$18,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save for being an independent non-executive director of the Company, Mr. Chau does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Chau has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

The Board would like to take this opportunity to welcome Mr. Yang to join the Board.

The Board would like to take this opportunity to thank Mr. Li Peng and Mr. Li Qingyun for their valuable contribution to the Company during their respective tenure of office.

INFORMATION ABOUT THE SUPERVISORS OF THE FOURTH SESSION OF THE SUPERVISORY COMMITTEE

The Board also announces that each of Mr. Wang Jianping and Ms. Lu Ximei was elected by the employees of the Company on 11 May 2005 pursuant to the Articles as the employees' representatives at the Supervisory Committee.

YAO MUMING, aged 51, was a supervisor of the third session of the Supervisory Committee. Mr. Yao graduated from South China Normal University [CHINESE CHARACTERS] and had served as the Deputy Director of the Guangzhou and Zhuhai Animal and Plant Quarantine Bureaus. From 1997 to 2003, he was a member of the senior management of the Company. Since July 2003, Mr. Yao has been a member of the senior management of Guangzhou Railway (Group) Company.

The Company entered into a letter of appointment with Mr. Yao on 12 May 2005. Under the appointment letter, Mr. Yao is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Supervisory Committee, subject to early termination in accordance with the appointment letter. Mr. Yao is entitled to sundry expenses benefits in a sum not exceeding RMB12,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Yao does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Yao has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

TANG DINGHONG, aged 55, was a supervisor of the third session of the Supervisory Committee. Mr. Tang graduated from Zhongshan University [CHINESE CHARACTERS].
He joined the railway departments in 1969 and had served in various senior managerial positions of Guangzhou Railway (Group) Company. Mr. Tang joined the Company in July 2003.

The Company entered into a letter of appointment with Mr. Tang on 12 May 2005. Under the appointment letter, Mr. Tang is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Supervisory Committee, subject to early termination in accordance with the appointment letter. Mr. Tang is entitled to sundry expenses benefits in a sum not exceeding RMB10,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Tang does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Tang has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

CHEN YONGBAO, aged 53, was a supervisor of the third session of the Supervisory Committee. Mr. Chen graduated from Zhuzhou Railway Mechanical Secondary Technical School [CHINESE CHARACTERS]. Since 1975, he had served in various managerial positions in Guangzhou Railway Sub-administration and Yangcheng Railway Company. From 1997 to 2001, Mr. Chen served in the administration supervisory position of Guangzhou Railway (Group) Company. Since May 2001, Mr. Chen has been the chief of the Supervision Department of Guangzhou Railway (Group) Company.

The Company entered into a letter of appointment with Mr. Chen on 12 May 2005. Under the appointment letter, Mr. Chen is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Supervisory Committee, subject to early termination in accordance with the appointment letter. Mr. Chen is entitled to sundry expenses benefits in a sum not exceeding RMB12,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Chen does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Chen has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

LI ZHIMING, aged 44, graduated from the Party School of the CPC [CHINESE CHARACTERS] majoring in economics and management and is an accountant. He joined the railway department in 1981 and has over 20 years of experience in finance. He had served in various managerial positions in [CHINESE CHARACTERS] (Hengyang Railway Sub-administration) and [CHINESE CHARACTERS](Changsha Railway Company). Mr. Li is currently the director of the Finance Office of [CHINESE CHARACTERS] (Guangzhou Railway (Group) Company Changsha Railway Office).

The Company entered into a letter of appointment with Mr. Li on 12 May 2005. Under the appointment letter, Mr. Li is appointed for a term from 12 May 2005 to the expiry of the 3-year term of the fourth session of the Supervisory Committee, subject to early termination in accordance with the appointment letter. Mr. Li is entitled to sundry expenses benefits in a sum not exceeding RMB12,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Li does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Li has confirmed that there is no matter that needs to be brought to the attention of the Shareholders.

CHEN YUNZHONG, aged 52, was a supervisor of the third session of the Supervisory Committee. Mr. Chen graduated from Guangzhou Railway Driver's School [CHINESE CHARACTERS], Guangdong Jinan University [CHINESE CHARACTERS] and Party School of the CPC [CHINESE CHARACTERS]. He was a member of the senior management of Hainan Railway Company. Mr. Chen joined the Company in May 2000 and is currently a member of the senior management of the Company.

The Company entered into a letter of appointment with Mr. Chen on 12 May 2005. Under the appointment letter, Mr. Chen is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Supervisory Committee, subject to early termination in accordance with the appointment letter. Mr. Chen is entitled to sundry expenses benefits in a sum not exceeding RMB10,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Chen does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Chen has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

WANG JIANPING, aged 41, joined the Company in July 2003. Mr. Wang graduated from the Party School of the CPC [CHINESE CHARACTERS] majoring in economics and management. He joined the railway department in 1983 and had served in various managerial positions in [CHINESE CHARACTERS]

(Guangzhou Railway Sub-administration) and Guangzhou Railway (Group) Company. Mr. Wang is currently a member of the senior management of the Company.

The Company entered into a letter of appointment with Mr. Wang on 12 May 2005. Under the appointment letter, Mr. Wang is appointed for a term from 12 May 2005 to the expiry of the 3- year term of the fourth session of the Supervisory Committee, subject to early termination in accordance with the appointment letter. Mr. Wang is entitled to sundry expenses benefits in a sum not exceeding RMB10,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Mr. Wang does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. He does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Mr. Wang has confirmed that there is no matter relating to his appointment that needs to be brought to the attention of the Shareholders.

LU XIMEI, aged 49, graduated from Changsha Railway Institute [CHINESE CHARACTERS] majoring in railway transportation management. She joined the railway department in 1972 and had served in various passenger transportation management positions in [CHINESE CHARACTERS](Yangcheng Railway Company). Ms. Lu has been engaged in passenger transportation for a long time and has served as the Section Chief of the Guangzhou - Kowloon Section of the Company since January 1999.

The Company will enter into a letter of appointment with Ms. Lu. Under the appointment letter, Ms. Lu will be appointed for a term from 12 May 2005 to the expiry of the 3-year term of the fourth session of the Supervisory Committee, subject to early termination in accordance with the appointment letter. Ms. Lu is entitled to sundry expenses benefits in a sum not exceeding RMB10,000 per year. Such remuneration is determined by the Board following the remuneration policy approved by the Shareholders at the Annual General Meeting. Save as disclosed in the preceding paragraph, Ms. Lu does not have any relationship with any of the directors, senior management, substantial shareholders or controlling shareholders (each as defined under the Listing Rules) of the Company. She does not have any interests or short positions in shares and debentures of the Company and its associated corporation (within the meaning of Part XV of the SFO).

Save as disclosed above, Ms. Lu has confirmed that there is no matter relating to her appointment that needs to be brought to the attention of the Shareholders.

The Board would like to take this opportunity to welcome Mr. Li, Mr. Wang and Ms. Lu to join the Supervisory Committee.

The Board would like to take this opportunity to thank Mr. Yang Rongjiu and Mr. Zhao Genrong for their valuable contribution to the Company during their respective tenure of office.

GENERAL

The first meeting of the fourth session of the Board was convened at the Conference Room, 3rd Floor, No. 1052 Heping Road, Shenzhen, Guangdong Province, the PRC at 11:00 a.m. on 12 May 2005. Mr. Wu Junguang was elected as the Chairman of the fourth session of the Board.

The first meeting of the fourth session of the Supervisory Committee was convened at the same place where the first Board meeting of the fourth session of the Board was held at 11:30 a.m. on 12 May 2005. Mr. Yao Muming was elected as the Chairman of the fourth session of the Supervisory Committee.

As at the date of this announcement, the executive directors of the Company are Wu Junguang, Li Kelie and Yang Jinzhong; the non-executive directors of the Company are Hu Lingling, Wu Houhui and Wen Weiming; and the independent non-executive directors of the Company are Chang Loong Cheong, Deborah Kong and Wilton Chau Chi Wai.

                                                     By order of the Board
                                                      GUO XIANGDONG
                                                      Company Secretary

Shenzhen, the PRC

12 May 2005